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                                                                      EXHIBIT 11

                             Berg Electronics Corp.

                COMPUTATION OF NET EARNINGS (LOSS) PER SHARE (1)


 Primary Earnings (Loss) per Share:


                          Three Months Ended            Nine Months Ended
                             September 30,                 September 30,
                      ---------------------------   ----------------------------
                          1996           1997           1996            1997
                      ------------   ------------   ------------    ------------
Net income (loss)
  applicable to
  common shares       $  6,560,000   $  2,244,000   $(26,272,000)   $ 20,735,000
                      ============   ============   ============    ============
Average number of
  common shares
  outstanding           40,951,982     41,064,132     37,650,328      41,040,616
Assumed exercise of
  options (treasury
  stock method)            557,150        598,352             --         527,348
                      ------------   ------------   ------------    ------------
Shares for primary
  computation           41,509,132     41,662,484     37,650,328      41,567,964
                      ============   ============   ============    ============
Net earnings (loss)
  per share           $       0.16   $       0.05   $      (0.70)   $       0.50
                      ============   ============   ============    ============


 Fully Diluted Earnings (Loss) per Share:

                          Three Months Ended            Nine Months Ended
                             September 30,                 September 30,
                      ---------------------------   ----------------------------
                          1996           1997           1996            1997
                      ------------   ------------   ------------    ------------

Net income (loss)
  applicable to
  common shares       $  6,560,000   $  2,244,000   $(26,272,000)   $ 20,735,000
                      ============   ============   ============    ============
Average number of
  common shares
  outstanding           40,951,982     41,064,132     37,650,328      41,040,616
Assumed exercise of
  options (treasury
  stock method)            585,132        669,566             --         669,566
                      ------------   ------------   ------------    ------------
Shares for fully
  diluted
  computation           41,537,114     41,733,698     37,650,328      41,710,182
                      ============   ============   ============    ============
Net earnings (loss)
  per share           $       0.16   $       0.05   $      (0.70)   $       0.50
                      ============   ============   ============    ============

(1) Adjusted to reflect the Company's two-for-one stock split in the form of a 100% stock dividend, paid on October 20, 1997 to holders of record on September 29, 1997.